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                               FIRST AMENDMENT TO LEASE

This First Amendment to Lease is dated November 5, 1992, between RREEF WEST-VI, a California Group Trust, successor in interest to Carroll Ridge Park, a California General Partnership, (Lessor), whose address is 8949-C Complex Drive, San Diego, CA 92123, and Elgar Electronics Corporation, a California Corporation, also known as Elgar Corporation, a California Corporation ("Lessee"), whose address is 9250 Brown Deer Road, San Diego, CA 92121 agree as follows:

1. RECITALS. This amendment to lease is made with reference to the following facts and objectives:

          a. Lessor and Lessee entered into a written lease dated February 1, 1984 (the "Lease"), in which Lessor leased to Lessee, and Lessee leased from Lessor, premises located in the County of San Diego, State of California, commonly known as 9250 Brown Deer Road, San Diego, CA 92121 (the "leased premises"), and further described as approximately 87,314 sq. ft. shown on Exhibit A attached hereto and made a part hereof.

          b.   The term of this Lease expires July 31, 1994.

          c. The parties desire to amend the existing lease and extend the term of the lease as set forth in Section 2 below.

2. EXTENSION OF TERM. Notwithstanding anything to the contrary otherwise stated in this Lease, the term of the Lease shall be extended for an additional period of ten (10) years from and after January 1, 1993, so that the term of the Lease shall extend to and include December 31, 2002.

3. Section 4.1 and 4.2 of the Lease entitled Monthly Rental and Rental Adjustment, respectively, are deleted in their entirety and replaced with the following:

4.1 MINIMUM MONTHLLY RENT. Minimum monthly rent for the extended term shall be as follows:

     Rent for the period 01/01/93-12/31/93 shall be $43,657.00 monthly. Rent for the period 01/01/94-12/31/94 shall be $45,185.00 monthly. Rent for the period 01/01/95-12/31/95 shall be $46,766.00 monthly
     Rent for the period 01/01/96-12/31/96 shall be $48,403.00 monthly. Rent for the period 01/01/97-12/31/97 shall be $50,097.00 monthly. Rent for the period 01/01/98-12/31/98 shall be $51,851.00 Monthly
     Rent for the period 01/01/99-12/31/99 shall be $53,666.00 monthly. Rent for the period 01/01/2000-12/31/2000 shall be $55,544.00 monthly.
     Rent for the period 01/01/2001-12/31/2001 shall be $57,488.00 monthly.
     Rent for the period 01/01/2002-12/31/2002 shall be $59,500.00 monthly.


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Fixed monthly rental shall be payable in advance, without prior notice or demand and without set-off or deduction, in lawful money of the United States of America and paid on the first) day of each and every calendar month during the term hereof.

4. Section 3.2 of the Lease entitled Option to Renew is deleted in its entirety and replaced with the following:

     3.2. RENEWAL OPTION. Lessee shall, provided the Lease is in full force and effect and Lessee is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have one (1) successive option to renew this Lease for a term of five (5) years, for the portion of the leased premises being leased by Lessee as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

               (a) If Lessee elects to exercise said option, then Lessee shall provide Lessor with written notice no earlier than the date which is 360 days prior to the expiration of the then current term of the Lease but no later than the date which is 120 days prior to the expiration of the current term of the Lease, and the Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall he increased, commencing oil the first day of the new renewal term, to reflect the adjusted rental rate as calculated below. If Lessee falls to provide such notice, Lessee shall have no further or additional right to extend or renew the term of the Lease. The notice shall be given in the manner provided in the Lease for the giving of notices to Lessor.

               (b) The option period rental rate ("Adjusted Rental Rate") shall be the first year rental rate of $43,657.00 multiplied times 95* of the factor which has as its denominator the CPI Index (Los Angeles/Anaheim/ Riverside, All Urban Consumers) ("Index") for September, 1992 and has as its numerator the Index for September, 2002. The Adjusted Rental Rate will be increased three and one-half (3.5%) percent per annum in Years 2-5 of the option term. In no event shall the Adjusted Rental Rate be less than the rental rate in effect at the expiration of the initial lease term.

               (c) This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be "personal" to Lessee as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

5. Section 6.1 of the Lease entitled Use is deleted in its entirety and replaced with the following:

     6.1 USE. The leased premises shall be used and occupied only for manufacturing, warehousing and distributing electronic parts and for related administrative offices or any other use, which is reasonably comparable, and for no other purpose. Lessee shall comply


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     with all governmental laws, ordinances and regulations applicable to the use of the leased premises and its occupancy and shall promptly comply with all governmental orders and direction for the correction, prevention and abatement of any violations in or upon, or in connection with, the leased premises, all at Lessee's sole cost and expense. Lessee shall not use nor permit the use of the leased premises in any manner that will tend to create waste or a nuisance.

6.   HAZARDOUS MATERIALS.

     (a) Lessee agrees that Lessee, its agents and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, petroleum products or derivatives (collectively "Hazardous Materials") on, under, or about the leased premises, except in compliance with all laws relating to any Hazardous Materials so brought or used or kept in or about the leased premises. Annually during t1je lease term, Lessee shall provide Lessor with a written list of Hazardous Materials used in connection with its manufacturing operations on the leased premises.

     (b) Lessee shall secure and comply with all permits necessary for Lessee's operations on the leased premises. Lessee shall give or post all notices required by all applicable laws pertaining to Hazardous Materials. If Lessee shall at any time fail to comply with this Paragraph, Lessee shall promptly notify Lessor in writing of such noncompliance.

     (c) Lessee shall not store Hazardous Materials on the premises for more than 90 days unless such storage is in compliance with applicable laws; "hazardous waste" has the meaning given it by the Resource Conservation and Recovery Act of 1976, as amended. Lessee and Lessor acknowledge there is an existing 550-gallon single-walled underground diesel fuel tank, which shall be operated in compliance with all applicable laws. Lessee shall not install any other underground storage tanks on the leased premises, and any above ground storage tanks shall be operated in compliance with law including without limitation any double-containment requirements. Lessee shall not dispose of any Hazardous Materials on the leased premises. In performing any alterations of the leased premises permitted by the Lease, Lessee shall not install any Hazardous Material in the leased premises without the specific consent of Lessor attached as an exhibit to this Rider which consent shall not be unreasonably withheld.

     (d) Any increase in the premiums for necessary insurance on the Property, which arises from Lessee's use, and/or storage of Hazardous Materials shall be solely at Lessee's expense. Lessee shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction.

     (e) If Lessor, in its sole discretion, reasonably believes that the leased premises have become contaminated with Hazardous Materials that must be removed under the laws of the state where the leased premises are located, as a result of a breach by Lessee under the provisions of this Lease, Lessor, in addition to its other rights under this Lease, may enter


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     upon the leased premises and obtain samples from the leased premises, including without limitation the soil and groundwater under the leased premises, for the purposes of analyzing the same to determine whether and to what extent the leased premises have become so contaminated provided, however, that such action shall not unreasonably disrupt the Lessee's operations at the premises. If such testing discloses that, there exists contamination for which Lessee is liable under the Lease, and if Lessee refused Lessor's prior request to conduct such testing, then Lessee shall reimburse Lessor for its reasonable costs of such testing. Lessee may not perform any sampling, testing, or drilling to locate any Hazardous Materials on the leased premises without Lessor's prior written consent unless Lessee is required by law, rule or order.

     (f) Without limiting the above, Lessee shall reimburse, defend, indemnify and hold Lessor harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Lessee, its agents or contractors on, under or about the leased Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnity obligation of Lessee under this clause shall survive any termination of the Lease. Lessee shall perform any required or necessary investigation, repair, cleanup, or detoxification of the leased premises. In such case, Lessor shall have the right to approve all plans and consultants, provided the Lessor's approval rights shall not supersede any government regulations. Lessee shall provide Lessor on a timely basis with (I) copies of all documents, reports, and communications with governmental authorities; and (ii) notice and an opportunity to attend all meetings with regulatory authorities. Lessee shall comply with all notice requirements and Lessor and Lessee agree to cooperate with governmental authorities seeking access to the leased premises for purposes of sampling or inspection. No disturbance of Lessee's use of the leased premises resulting from activities conducted pursuant to this Paragraph shall constitute an actual or constructive eviction of Lessee from the leased premises.

     (g) Notwithstanding anything set forth in this Lease, Lessee shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Materials deposited by Lessee (or by contractors, invitees, agents or representatives of Lessee) during the Lease term, and any other period of time during which Lessee is in actual or constructive occupancy of the leased premises. Lessee shall take reasonable precautions to prevent the contamination of the Premise with Hazardous Materials by third parties.

     (h) It shall not be unreasonable for Lessor to withhold its consent to any proposed assignment or sublease if (i) the proposed assignee's or sublessee's anticipated use of the leased premises involves the generation, storage, use, treatment or disposal of Hazardous Materials; in a materially different manner or magnitude as Lessee's (ii) the proposed


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     assignee or sublessee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such assignee's or sublessee's actions or use of the property in question; or
     (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; and with respect to clauses (ii) and
     (iii) , that the circumstances giving rise to such requirement of remedial action or such enforcement order and Assignee's response thereto reasonably and adversely reflect upon Assignee's capacity to conduct its operations on the leased premises in a responsible manner so as to reasonably ensure that no such remedial action is required or order is issued with respect to Assignee's activities on the leased premises, or if such remedial action is required or order is issued, that Assignee will respond thereto in a responsible manner.

     (i) If any of Lessee's insurance insures against claims of the type dealt with in this Rider shall be considered primary coverage for claims against the Property arising out of or under this paragraph.

     (j) In the event of (i) any transfer of Lessee's interest under this Lease; or (ii) the termination of this Lease, by lapse of time or otherwise, Lessee shall be solely responsible for compliance with any and all then effective federal, state or local laws concerning the presence of Hazardous Materials in or on the leased premises, Building, or Property (for example, the New Jersey Environmental Cleanup Responsibility Act, the Illinois Responsible Property Transfer Act, or similar applicable state laws), including but not limited to any reporting or filing requirements imposed by such laws.

All consents given by Lessor pursuant to this Rider shall be in writing and shall be attached as amendments to this Rider

7. Section 8.1 of the Lease entitled Liability Insurance is deleted in its entirety and replaced with the following:

     8.1 LIABILITY INSURANCE. Lessee shall, during the entire term hereof, at its sole cost and expense, obtain and keep in full force and effect a policy of Combined Single Limit, Bodily Injury and Property Damage Insurance with respect to the leased premises, the sidewalks in front of the leased premises, and the business operated by Lessee and any subtenants of Lessee in the, leased Premises in which the limits of Public liability shall be not less than $3,000,000 per occurrence, with an annual aggregate of $3,000,000. The policy shall contain cross liability endorsements and shall insure performance by Lessee of the indemnity provisions of this
     Section 8. The policy shall name Lessee as insured and Lessor, any person, firms or corporations designated by Lessor as an additional insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Lessor thirty (30) days prior written notice. The insurance shall be in an insurance company approved by Lessor, with general policy holder's rating of not less than "A" and financial ratings of not less than Class X, as rated in the most current available Best Rating Guide, and which are qualified to do business in the state of


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     California, and a copy of the policy or a certificate of insurance shall be delivered to Lessor. Not more frequently than each five (5) years, if, in the reasonable opinion of Lessor, the amount of liability insurance required hereunder is inadequate, Lessee shall increase said insurance coverage as required by Lessor, but in no event by more than $2,000,000 in each five year period. If Lessee installs and uses a boiler 017 the leased premises, it shall obtain boiler broad form insurance in a reasonable amount in the name of Lessor and Lessee.

8. Section 8.2 of the Lease entitled Property Insurance is deleted in its entirety and replaced with the following:

     8.2 PROPERTY INSURANCE. Lessee shall, during the entire term hereof ' at its sole cost and expense, obtain and keep in full force and effect a policy or policies of insurance covering loss or damage to the leased premises, in the amount equal to the actual replacement cost of the insurable portion of the leased premises at the time of loss, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) and sprinkler leakage. Said insurance shall be in an insurance company approved by Lessor, with general policy holder's rating of not less than "A" and financial ratings of not less than Class X, as rated in the most current available Best Rating Guide, and which are qualified to do business in the state of California, and shall provide for payment of loss thereunder to Lessor or to the holder of a first mortgage or deed of trust encumbering Lessor's interest in the leased premises or any portion thereof. If Lessee shall fail to procure and maintain said insurance, Lessor may, but shall not be required to, procure and maintain the same, but at the expense of Lessee; bills for above premiums shall be rendered by Lessor to Lessee, and shall be due from, and payable by Lessee when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

9. IMPROVEMENTS TO THE LEASED PREMISES. Lessor will undertake the following improvements to the leased premises:

     (a) Lessor will slurry seal the entire parking lot at the leased premises one time and one time only and concurrently will repair one time and one time only, as required, in the exercise of Lessor's sole and absolute discretion, any portion of the parking lot at the leased premises requiring repair, within twenty-four (24) months of execution of this First Amendment to Lease upon sixty (60) days written notice from Lessee.

     (b) The carpeting on the ground floor will be removed and replaced with similar quality carpet at any time within the next twenty-four (24) months upon sixty (60) days written notice from Lessee.

     (c) The office area will be repainted with one (1) coat of building standard paint one time during the lease term upon sixty (60) days written notice from Lessee.

     (d) Lessee agrees to fully cooperate with Lessor in providing access to the leased premises during normal business hours for construction of the agreed upon improvements


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     at the leased premises. Lessor shall use reasonable efforts not to unreasonably interfere with Lessee's business at, the Leased premises while constructing the agreed upon improvements at the leased premises. Lessee agrees to hold Lessor harmless and indemnify Lessor from any and all claims for damages to goods, equipment, personal injury or for inconvenience or interruption of Lessee's business arising out of the construction of the agreed upon improvements at the leased premises. Lessee agrees to execute upon presentment from Lessor a written acknowledgment confirming that all of agreed upon improvements to the leased premises have been satisfactorily completed by Lessor.

10. Section 18.1(a) of the Lease is deleted in its entirety and replaced by the following:

     18.1(a) DEFAULT. The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due when such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

11. Section 22.4 of the Lease is deleted in its entirety and replaced by the following:

     22.4 FURNISHING OF FINANCIAL STATEMENTS; LESSEE'S REPRESENTATIONS. In order to induce Lessor to enter into this First Amendment to Lease, Lessee agrees that it shall promptly furnish Lessor, from time to time, but in no event more frequently than twice per calendar year, within twenty (20) days of Lessor's written request, with a mid-year report and an annual report, which shall be accurate in all material respects, reflecting Lessee's current financial condition and, at the election of Lessor, an interim report and annual report, which shall be accurate in all material respects, of the Guarantor, Dobson Park Industries plc. Lessor agrees to hold said financial statements and reports in confidence except that the Lessor specifically reserves the right to provide the same to any potential purchaser of the leased premises or any potential or then existing lender of Lessor.

12. Section 22.8 of the Lease is deleted in its entirety and replaced by the following:

     22.8 NOTICES. Except as otherwise required by law, any notice, information, request or reply ("Notice" for purposes of this Section 22.8 only) required or permitted to be given under the provisions of this Lease shall be in writing and shall be given or served either personally or by mail. If given or served by mail, such Notice shall be deemed sufficiently given if (a) deposited in the United States Mail, Certified, Return Receipt Requested, Postage Prepaid; or (b) sent by Federal Express Mail or other similar overnight service, provided proof of service is available. Any Notice given or served by mail shall be deemed delivered twenty-four (24) hours after deposit in the mail. The Notice address for Lessor shall be 8949-c Complex Drive, San Diego, California 92.123. The Notice address for the Lessee shall be the -leased premises. A copy of all Notices required or permitted to be given to Lessor hereunder shall he concurrently transmitted to


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     such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

13. The following paragraph shall be added to the end of Section 15 of the Lease.

     15.4 CONTEST OF REAL PROPERTY TAXES. Lessee shall have the right, at its own cost and expense, to seek to have reviewed, reduced, equalized or abated any real property taxes payable hereunder, but Lessee shall pay under protest prior to it becoming delinquent any such real property taxes or installments thereof during such time as Lessee is contesting or Protesting the same or seeking to have the same reviewed, reduced, equalized or abated; provided, however, that Lessee shall take such steps as may be required to perfect the contest, including, but without limitation, payment of the real property taxes under protest prior to an appeal of an adverse determination of the contest. Lessee shall also pay any interest and/or penalties which may have accrued on the real property taxes contested as well as any other item or real property taxes shown on the same tax bill which could not be paid pending the contest. If necessary to enable Lessee to prosecute any contest, review or proceedings, Lessor, without any obligation to incur "out of pocket" costs or expenses, shall join with Lessee and execute any and all documents, applications, petitions, instruments or complaints necessary for any such protest, contest, review or other proceedings reasonably desired or conducted by Lessee. Upon final determination of any such contest, review or proceedings (and if the real property taxes have not already been paid under protest by Lessee), Lessee shall pay the real property taxes as they are finally determined and all penalties, interest, costs and expenses which may thereupon be due or have resulted therefrom. Lessee shall indemnify and hold Lessor and the property of Lessor, including the leased premises, free and harmless from any liability, loss or damage (including reasonable attorneys' fees) resulting from any real property taxes, assessments or other charges required by this Section to be paid by Lessee and from all interest, penalties and other sums imposed thereon from any sales or other proceedings to enforce collection of any such real property taxes, assessments or other charges. Any refund received by Lessor as a result of the Lessee's contest of the 1993 assessed value shall be refunded to Lessee upon receipt by Lessor. Subject to all of the terms and conditions herein above, Lessee and Lessor agree that Lessee shall contest the real property taxes during the calendar year 1993.

14. Section 22.15 of the Lease entitled Subordination is deleted in its entirety and replaced with the following:

     22.15 SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT. This Lease, except for
     Section 24, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the leased premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the leased premises pursuant to this Lease shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform


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     all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the. date of recording thereof. Lessor agrees, upon request by Lessee, to use best efforts to obtain a commercially reasonable non-disturbance agreement from any such mortgagee beneficiary of a deed of trust or lessor of Lessor. Lessee agrees to execute any documents not inconsistent with this Lease required to effectuate such subordination or to make this Lease prior to the lien of any ground lease, mortgage or written deed of trust, as the case may be, within tell (10) days after written demand. Failure of Lessee to execute any statements or instruments necessary or desirable to effectuate this
     Section 22.15 with-in ten (10) days after written request by Lessor to do so shall constitute a material default under this Lease.

     In the event any Proceedings are brought for foreclosure, or in the event of the exercise of the Power of sale under any mortgage or deed of trust made by Lessor covering the leased premises, or should the lease in which Lessor is the lessee be terminated, Lessee shall attorn to the Purchaser or lessor under such lease upon any foreclosure, sale or lease termination and recognize the purchaser or lessor as Lessor under this Lease, provided that the purchaser or lessor shall acquire and accept the leased premises subject to this Lease. Upon failure by Lessee to execute any statements or instruments necessary or desirable to effect the foregoing provisions of this Section 22.15 within ten (10) days after written request to do so by Lessor, in addition to any other rights or remedies of Lessor hereunder, Lessee hereby irrevocably appoints Lessor as its attorney-in-fact with the full power and authority to execute and deliver in the name of Lessee any of the statements or instruments set forth in this Section 22.15.

15. Section 24 of the Lease entitled Right of First Refusal is deleted in its entirety and replaced with the following:

     24. RIGHT OF FIRST REFUSAL. Notwithstanding any other provision of the Lease to the contrary, Lessee shall have no right to exercise its Right of First Refusal, and Lessee's exercise of said Right of First Refusal may be nullified by Lessor and deemed of no further force or effect whatsoever, if Lessee shall be in default of any monetary obligation or material non-monetary obligation under the terms of the Lease (or would be in such default under the Lease but for the passage of time or giving of notice, or both) as of the date that Lessor first notifies Lessee in writing of the price and/or terms on which Lessor will Transfer the leased premises. If Lessor desires to exchange, sell, ground lease, option or otherwise transfer, excluding encumbrances, ("Transfer") or agree to Transfer all or any part of the leased premises, Lessor shall first notify Lessee in writing of the price and/or terms on which Lessor will Transfer. If Lessee, within fifteen (15) business days after Lessor's notice has been delivered indicates in writing its agreement to acquire the leased premises, on the terms stated in Lessor's notice, Lessor shall Transfer the leased premises to Lessee for the price and/or on the terms stated in Lessors notice, except that


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     in the event of an exchange, Lessee may elect to pay Lessor the equity value of Lessor's leased premises rather than exchange for "like kind" property; provided that Lessee will reasonably cooperate with Lessor in any exchange if it is at no added cost or expense to Lessee. If Lessee does not indicate its agreement in writing within said fifteen (15) business days; Lessor shall have the right to Transfer the leased premises to any purchaser, tenant or on the same terms as stated in the notice. In the event of a proposed Transfer of the leased premises, if Lessor does not enter into a binding contract and escrow to Transfer within six (6) months from the date Lessor's notice is delivered to Lessee, or in any event, if Lessor does not actually Transfer the leased premises within nine (9) months after Lessor's notice is delivered to Lessee, any further transaction shall be deemed a new determination by Lessor to Transfer the leased premises and the Provisions of this right of first refusal shall be applicable. If Lessor receives an offer with respect to a Transfer of the leased premises with-in said six (6) month period which is on price or financial terms different from those set forth in Lessor's notice to Lessee, before accepting such offer, Lessor shall first notify Lessee in writing of the terms of the offer. If Lessee, within fifteen (15) business days after Lessor's notice of such different terms has been delivered, indicates in writing its agreement to accept the transfer of the leased premises, Lessor shall Transfer the leased premises to Lessee for the price and on the terms stated in the notice. If Lessee does not indicate its agreement within said fifteen (15) business days, Lessor shall have the r1qht to Transfer the leased premises to the Purchaser on the terms of the notice Provided such Transfer is completed within the nine (9) month period mentioned above.

     This Right of First Refusal is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid Right of First Refusal to purchase the leased premises shall be "Personal" to Lessee as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid Right of First Refusal.

16.  The following shall be added to the end of Section 9 of the Lease:

     9. ALTERATIONS AND IMPROVEMENTS. Notwithstanding anything in this Lease to the contrary, all manufacturing equipment and trade fixtures installed by Lessee shall become the property of Lessee upon expiration of or sooner termination of this Lease.

17. Section 12 of the Lease entitled Surrender upon Termination is deleted in its entirety and replaced with the following:

     12. SURRENDER UPON TERMINATION. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the leased premises to Lessor in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the leased premises occasioned by the installation or removal of Lessee's trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the leased premises in good operating condition, given the age


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

     of the improvements.

18. BROKER'S FEE. Upon execution of this First Amendment to Lease by both parties and upon execution of the Continuing Lease Guaranty by Dobson Park Industries, p1c, Lessor shall pay to Sande/Hanchett, Inc., a California Corporation a commission equal to four percent (4%) of the total lease consideration for the first five (5) years of the extended term and two percent (2%) of the total lease consideration for the second five (5) years of the extended term and pay to CB Commercial, licensed real estate broker(s), a fee set forth in a separate agreement between Lessor and said broker(s) for brokerage services rendered by said broker(s) to Lessor in this transaction.

19. EFFECTIVENESS OF LEASE. Except as set forth in this First Amendment to Lease, all the provisions of the Lease shall remain unchanged and in full force and effect.

20. Section 8.4 of the Lease entitled Indemnification of Lessor is deleted in its entirety and replaced with the following:

     8.4 INDEMNIFICATION PROVISION. Lessor shall not be liable and Lessee hereby waives all claims against Lessor for any damage to any property or any injury to any person in or about the leased premises by or from any cause whatsoever, (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the leased premises not being in good condition or repair, gas, fire, oil, electricity or theft); except that Lessor will indemnify and hold Lessee harmless from such claims to the extent caused by the negligent or willful] act of Lessor, or its agents, employees or contractors. Lessee shall defend, indemnify, and save Lessor harmless from and against any and all claims, actions, lawsuits, damages, liability, and expense, including, without limitation, attorneys' fees arising from: (a) the act, neglect, fault, or omission to meet the standards imposed by any duty with respect to the loss, damage, or injury by Lessee, its agents, servants, employees, contractors, customers or invitees; (b) the conduct or management of any work or thing whatsoever done by the Lessee in or about the leased premises or from transactions of the, Lessee concerning the leased premises; (c) Lessee's failure to comply with any and ail government laws, ordinances and regulations applicable to the use of all the leased premises and its occupancy; or (d) any breach or default on the part of the Lessee -in the performance of any covenant or agreement on the part of the Lessee to be performed pursuant to the Lease. The provisions of this Section shall survive the, termination of this Lease with respect to any claims or liability occurring prior to such termination.

21. LIMITATION OF LESSOR'S LIABILITY. Notwithstanding any other provision of the Lease to the contrary, redress for any claims against Lessor under this Lease shall only be made against Lessor's interest in the property to which the leased premises are a part. The obligations of Lessor under this Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Lessor, or the investment manager.

22. CORPORATE AUTHORITY. If Lessee is a corporation, Lessee represents and warrants that this First Amendment to Lease and the undersigned's execution of this First Amendment to Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this First Amendment to Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this First Amendment to Lease on behalf of the Corporation.

LESSOR:                                    LESSEE:

RREEF WEST-VI                              ELGAR ELECTRONICS CORPORATION,
A California Group Trust                   A California Corporation, also
                                           known as Elgar Corporation,
BY:  RREEF Management Company,
      a California Corporation             BY:/s/Christopher W. Kelford
                                              ---------------------------------
BY:/s/ Geolf Biehl                            Christopher W. Kelford, Treasurer
   --------------------------------
   Geolf Biehl, District Manager           Date:  November 6, 1992

Date:  December 7, 1992
                                           By:/s/Kenneth Kilpatrick
                                              ---------------------------------
By:/s/Douglas Mejia                           Kenneth Kilpatrick, President
   --------------------------------
   Douglas Mejia, Vice President,          Date:  November 6, 1992
   Director of Properties

Date:  December 8, 1992


By:/s/Michael D. Roos
   --------------------------------
   Michael D. Roos, Vice President,
   Portfolio Manager

Date:  December 15, 1992


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